
<ARTICLE>                     5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
condensed  consolidated  statement of net assets in liquidation as of August 31,
2000 and condensed statement of operations for the five months ended January 31,
2000 and is qualified in its entirety by reference to such financial statements.
The  aforementioned  statement  is  unclassified  and  states  the net assets in liquidation but does not contain equity accounts.
</LEGEND>
<CIK>                                                0000853697
<NAME>                                               RSI Holdings, Inc.

<PERIOD-START>                                       SEP-01-1999
<PERIOD-END>                                         AUG-31-2000
<PERIOD-TYPE>                                        YEAR
<FISCAL-YEAR-END>                                    AUG-31-2000
<CASH>                                                           20,000
<SECURITIES>                                                          0
<RECEIVABLES>                                                     9,000
<ALLOWANCES>                                                          0
<INVENTORY>                                                           0
<CURRENT-ASSETS>                                                 29,000
<PP&E>                                                           11,000
<DEPRECIATION>                                                        0
<TOTAL-ASSETS>                                                   40,000
<CURRENT-LIABILITIES>                                           635,000
<BONDS>                                                               0
<COMMON>                                                              0
<PREFERRED-MANDATORY>                                                 0
<PREFERRED>                                                           0
<OTHER-SE>                                                     (595,000)
<TOTAL-LIABILITY-AND-EQUITY>                                     40,000
<SALES>                                                               0
<TOTAL-REVENUES>                                                753,000
<CGS>                                                                 0
<TOTAL-COSTS>                                                         0
<OTHER-EXPENSES>                                              1,096,000
<LOSS-PROVISION>                                                      0
<INTEREST-EXPENSE>                                               51,000
<INCOME-PRETAX>                                                (394,000)
<INCOME-TAX>                                                          0
<INCOME-CONTINUING>                                            (394,000)
<DISCONTINUED>                                                        0
<EXTRAORDINARY>                                                       0
<CHANGES>                                                             0
<NET-INCOME>                                                   (394,000)
<EPS-BASIC>                                                      (.05)
<EPS-DILUTED>                                                    (.05)

Other stockholders' equity includes adjustments for accruals and costs expected to be incurred during the remaining period of liquidation in the amount of $99,000.


